UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

PDC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, CO		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-860-5800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2012, PDC Energy, Inc. (the “Company”) completed its acquisition of certain Wattenberg Field oil and gas properties, leasehold mineral interests and related assets (the “Purchased Assets”) from certain affiliates of Merit Energy (“Merit”), for aggregate cash consideration of $327 million (the “Purchase Price”), subject to certain post-closing adjustments, which was funded with cash and borrowings under the Company’s revolving credit facility. The Purchased Assets are located in Weld, Adams and Boulder Counties, Colorado. The effective date of the transaction is April 1, 2012.

On June 29, 2012, the Company entered into a Fifth Amendment (the “Fifth Amendment”) to its Second Amended and Restated Credit Agreement, dated as of November 5, 2010, as previously amended, with JPMorgan Chase Bank, N.A. as Administrative Agent, certain of its subsidiaries, and other Lenders party thereto (the “Credit Agreement”). The Fifth Amendment increases the available borrowing base from $425 million to $525 million. Such redetermined borrowing base shall remain in effect until the earlier of (i) the next redetermination or (ii) the date the borrowing base is otherwise adjusted pursuant to the terms of the Credit Agreement.

The foregoing summary of the Fifth Amendment is qualified in its entirety by reference to the copy of the Fifth Amendment, the full text of the same being attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03. Approximately $250 million was borrowed under the Credit Agreement to fund the acquisition of the Purchased Assets.

Item 8.01.	Other Events.

On June 25, 2012, the Company entered into the Fourth Amendment to the Credit Agreement (the “Fourth Amendment”). The Fourth Amendment amends certain provisions of the Credit Agreement so as to allow the Company greater flexibility in entering into hedging transactions in connection with future potential asset transactions. The foregoing summary of the Fourth Amendment is qualified in its entirety by reference to a copy of the Fourth Amendment, the full text of the same being attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b)

The historical and pro forma financial information required to be filed in connection with the acquisition of the Purchased Assets was included in a Current Report on Form 8-K filed by the Company on May 14, 2012; such information is incorporated by reference herein.

(d)

Exhibit 10.1	Fifth Amendment to the Second Amended and Restated Credit Agreement dated as of June 29, 2012, by and among the Company as Borrower, certain of its Subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent, and various other banks as Lenders.

Exhibit 99.1	Fourth Amendment to the Second Amended and Restated Credit Agreement dated as of June 25, 2012, by and among the Company as Borrower, certain of its Subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent, and various other banks as Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2012

PDC ENERGY, INC.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary